Consent of Independent Registered Public Accounting Firm

The Board of Directors
Li-Cycle Holdings Corp.

We consent to the use of:
•our report dated March 15, 2024 on the consolidated financial statements of Li-Cycle Holdings Corp. (the “Entity”), which comprise the consolidated balance sheets as at December 31, 2023, December 31, 2022 and October 31, 2022, the related consolidated statements of operations and comprehensive income (loss), consolidated statements of equity, and cash flows for the year ended December 31, 2023, the two-month period ended December 31, 2022, and the year ended October 31, 2022, and the related notes (collectively the “consolidated financial statements”), and
•our report dated March 15, 2024 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2023 each of which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2023.

We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-261568) on Form S-8, in the Registration Statement (No. 333-267419) on Form F-3 and in Registration Statement (No. 333-274084 ) on Form F-3 of the Entity.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ KPMG LLP

March 15, 2024
Vaughan, Canada

US-LEGAL-12660386/1 176283-0007